Exhibit 99.1

CONTACT INFORMATION AT END OF RELEASE

NEWS RELEASE

FOR IMMEDIATE RELEASE

ALLIANCE DATA SYSTEMS TO PROVIDE  OUTSOURCED SERVICES FOR CENTRICA NORTH AMERICA AND AMERICAN ELECTRIC POWER’S DEREGULATED RESIDENTIAL AND COMMERCIAL UTILITY CUSTOMERS

Alliance Data to provide billing solutions and customer care for approximately
800,000 Centrica North America accounts in the Texas deregulated energy market;
Alliance Data also signs agreement to provide billing and customer care services to AEP’s deregulated Texas customers

DALLAS, Texas, March 10, 2003 — Alliance Data Systems Corp. (NYSE:  ADS), a leading provider of transaction services, marketing services and credit services, today announced that it will provide billing and customer care services to CPL Retail Energy L.P. and WTU Retail Energy L.P.   CPL Retail Energy and WTU Retail Energy were recently acquired by a U.S. subsidiary of Centrica plc and together serve more than 800,000 accounts.   Centrica’s North American affiliates combined are one of the largest deregulated retail energy providers in the United States and Canada.

Alliance Data will provide a comprehensive array of services to CPL Retail Energy and WTU Retail Energy residential and small business customers in South and West Texas, including billing services, call center support, statement generation and remittance processing.

Alliance Data also signed a separate multi-year agreement with American Electric Power (NYSE:  AEP), one of the largest electric utilities in the United States.  Under terms of this agreement, Alliance Data will provide similar billing and customer care services for select deregulated residential customers in Texas as part of AEP’s sale to Alliance Data of Mutual Energy Service Company’s select back-office operations.

These agreements further demonstrate Alliance Data’s continued growth in and commitment to the utilities sector.

“We are pleased that CPL Retail Energy and WTU Retail Energy have provided Alliance Data the opportunity to provide the business-critical services that are necessary for operational efficiency, reliability and solid customer care,” said Mike Beltz, president of Transaction Services, Alliance Data Systems.   “Alliance Data continues to focus on increasing its presence in the developing market for outsourced utility services, and is looking forward to working with CPL Retail Energy, WTU Retail Energy and AEP.”

“Alliance Data has the industry expertise, operational scale and experience in the Texas deregulated utility marketplace to support our needs in South and West Texas,” said Don Whaley, senior vice president, south region, U.S., for Centrica North America.

About Alliance Data Systems

Alliance Data Systems, based in Dallas, is a leading provider of transaction services, credit services and marketing services. The company assists retail, petroleum, utility and financial services clients in managing the critical interactions between them and their customers. Alliance Data manages over 72 million consumer relationships for some of North America’s most recognizable companies and operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 6,500 associates at more than 20 locations in the United States, Canada and New Zealand. For more information about the company, visit its Web site, http://www.alliancedatasystems.com .

About Centrica North America

Centrica’s U.S. subsidiaries combined make it one of the largest multi-state providers of deregulated retail energy services in the United States. Through its Energy America, CPL Retail Energy and WTU Retail Energy U.S. subsidiaries, it has about 1.5 million customers principally located in Georgia, Michigan, Ohio, Pennsylvania and Texas.

Alliance Data Systems’ Safe Harbor Statement/Forward Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act.  Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to Alliance Data Systems or our management.  When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us.  Although we believe that the expectations reflected in the forward-

looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission.  If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected.  Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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Alliance Data Systems Contacts

Media:	Shelley Whiddon
Manager, External Communications
972/348-4310

Analysts:	Ed Heffernan
Chief Financial Officer
972/348-5191

Centrica North America Contact

Media:	Cynthia Cordova
Manager, Media Relations
832/476.2477